Exhibit 4.24.1
AMENDMENT NO. 1
TO CREDIT AGREEMENT
          AMENDMENT NO. 1 dated as of July 11, 2007 (this “Amendment”) to CREDIT AGREEMENT, dated as of April 5, 2007 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), among GENESIS ACQUISITION LIMITED (the “Borrower”), GENESIS LEASE LIMITED (the “Manager”), the LENDERS party thereto (the “Lenders”), CITIBANK, N.A. (the “Administrative Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Security Trustee” and the “Account Bank”).
W I T N E S S E T H :
          WHEREAS, each of the Borrower, the Manager, the Lenders, the Administrative Agent, the Security Trustee and the Account Bank are party to the Credit Agreement;
          WHEREAS, Ross Leasing Limited (the “Borrower Subsidiary”) has entered into that certain Credit Agreement Accession Agreement, dated as of the date hereof, pursuant to which the Borrower Subsidiary has become a party to the Credit Agreement;
          WHEREAS, the Administrative Agent, acting on the instructions of the Majority Lenders and the other parties to the Credit Agreement have agreed to amend the Credit Agreement in certain respects as provided herein;
          NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          Section 1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in the Credit Agreement.
          Section 2. Amendments.
(i)	Section 1.1 is hereby amended as follows:
          (a) by amending clause (g)(ii) of the definition “Eligible Aircraft” by inserting the words: “in the case of used Aircraft,” before the words “physical inspection reports”.
(ii)	Section 6.2(c)(xiv) is hereby amended by inserting the words: “in the case of a used Aircraft,” before the words “the physical inspection reports”.

(iii)	Section 9.31(a) is hereby amended by inserting the words: “of Aircraft or” before the words “of Equity Interests”.
          Section 3. Representations and Warranties. Each of the Borrower, the Borrower Subsidiary and the Manager represents and warrants that (a) this Amendment has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (b) after giving effect to this Amendment, the representations and warranties made by the Borrower and the Borrower Subsidiary in Article VIII of the Credit Agreement and the Manager in Section 4.02 of the Management Agreement shall be true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date (except to the extent such representations and warranties relate to a specific date, in which case they were true and correct in all material respects on and as of such specific date).
          Section 4. Condition To Effectiveness. The amendments shall become effective upon the receipt by the Administrative Agent of this Amendment executed by the Borrower, the Borrower Subsidiary, the Majority Lender, the Security Trustee and the Account Bank. By their signatures below, the Administrative Agent and the Majority Lenders hereby consent to this Amendment and direct the Security Trustee and Account Bank to execute this Amendment.
          Section 5. Miscellaneous. Except as otherwise specified in this Amendment, the Credit Agreement shall remain in all respects unchanged and in full force and effect. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

GENESIS ACQUISITION LIMITED, as Borrower

By: /s/ Brian Fitzpatrick Name: Brian Fitzpatrick
Title: Attorney-in-fact
Amendment No. 1 to Credit Agreement

ROSS LEASING LIMITED, as Borrower Subsidiary

By: /s/ Huib Van Doorn Name: Huib Van Doorn
Title: Attorney-in-fact
Amendment No. 1 to Credit Agreement

GENESIS LEASE LIMITED, as Manager

By: /s/ Alan Jenkins Name: Alan Jenkins
Title: Chief Financial Officer
Amendment No. 1 to Credit Agreement

CITIBANK, N.A., as Administrative Agent

By: /s/ Louise O’Mara Name: Louise O’Mara
Title: Vice President
Amendment No. 1 to Credit Agreement

CITIBANK, N.A., as Lender

By: /s/ Louise O’Mara Name: Louise O’Mara
Title: Vice President
Amendment No. 1 to Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender

By: /s/ Mark A. Heberle Name: Mark A. Heberle
Title: Managing Director
Amendment No. 1 to Credit Agreement

VARIABLE FUNDING CAPITAL COMPANY LLC, as Lender

By: Wachovia Capital Markets, LLC as attorney-in-fact

By: /s/ Bryan P. McGrath Name: Bryan P. McGrath
Title: Director
Amendment No. 1 to Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Security Trustee and Account Bank

By: /s/ Jenna Kaufman Name: Jenna Kaufman
Title: Director

By: /s/ William Schwerdtman Name: William Schwerdtman
Title: Associate
Amendment No. 1 to Credit Agreement

ALLIED IRISH BANKS, p.l.c., as Lender

By: /s/ Michael Doyle Name: Michael Doyle
Title: Senior Vice President

By: /s/ Michael Ryan Name: Michael Ryan
Title: Senior Vice President
Amendment No. 1 to Credit Agreement

ALLIANCE & LEICESTER COMMERCIAL FINANCE plc, as Lender

By: /s/ Martin Webb /s/ Jonathan Marchant Name: Martin Webb Jonathan Marchant
Title:
Amendment No. 1 to Credit Agreement

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, as Lender

By: /s/ Claire Mesmain Name: Claire Mesmain
Title: Associate Director
Amendment No. 1 to Credit Agreement

BTMU CAPITAL CORPORATION, as Lender

By: /s/ Cheryl A. Behan Name: Cheryl A. Behan
Title: Senior Vice President
Amendment No. 1 to Credit Agreement

BAYERISCHE HYPO-UND VEREINSBANK AG, LONDON BRANCH, as Lender

By: /s/ Lutz Pfeilsticker Name: Lutz Pfeilsticker
Title: Vice President

By: /s/ Wolfgang Schmidt Name: Wolfgang Schmidt
Title: Director
Amendment No. 1 to Credit Agreement

LANDESBANK BADEN WÜRTTEMBERG, as Lender

By: /s/ Thomas Leidenberger Name: Thomas Leidenberger
Title: Vice President

By: /s/ Christian Bezner Name: Christian Bezner
Title: SPM
Amendment No. 1 to Credit Agreement

WESTLB AG, LONDON BRANCH,
as Lender

By: /s/ Victoria Hartley Name: Victoria Hartley
Title: Executive Director

By: /s/ John Swift Name: John Swift
Title: Director
Amendment No. 1 to Credit Agreement

BAYERISCHE LANDESBANK, as Lender

By: /s/ Christian Saur Name: Christian Saur
Title: First Vice President

By: /s/ Sabine Kruse Name: Sabine Kruse
Title: Vice President
Amendment No. 1 to Credit Agreement

CALYON NEW YORK BRANCH, as Documentation Agent and Lender

By: /s/ Yevgeniya Levitin Name: Yevgeniya Levitin
Title: Director

By: /s/ Angel Naranjo Name: Angel Naranjo
Title: Director
Amendment No. 1 to Credit Agreement

DEKABANK DEUTSCHE GIROZENTRALE, as Lender

By: /s/ Angelika Beyer Name: Angelika Beyer
Title: First Vice President

By: /s/ Carsten Grote Name: Carsten Grote
Title: Assistant Vice President
Amendment No. 1 to Credit Agreement